SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  November 20, 2008

CRYSTAL RIVER CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32958	20-2230150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three World Financial Center,
200 Vesey Street, 10th Floor
New York, New York		10281-1010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 549-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 20, 2008, Crystal River Capital, Inc. (the “Company”) was notified by NYSE Regulation, Inc. that the Company is not in compliance with NYSE Rule 802.01B, which requires a company to maintain an average global market capitalization over a consecutive 30 trading-day period of $25 million or above.  As a result, the New York Stock Exchange (“NYSE”) has informed the Company that the listing of the Company’s common stock on the NYSE will be suspended prior to the market opening on Tuesday, December 2, 2008.

On November 25, 2008, the Company issued a press release (the “Press Release”) entitled “Crystal River Statement Concerning NYSE Listing Standards,” announcing that it had received the NYSE’s notice of non-compliance and that it is in the process of moving the trading of its common stock to Over the Counter (“OTC”) trading.  The Company expects its common stock to begin trading on Pink Sheets by Tuesday, December 2, 2008.  A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

The Exhibit Index appearing after the signature page below is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ William M. Powell
Name: William M. Powell
Title: President and Chief Executive Officer

Date: November 25, 2008

EXHIBIT INDEX

Exhibit

99.1                           Press Release, dated November 25, 2008, entitled “Crystal River Statement Concerning NYSE Listing Standards.”